Exhibit 23.8

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the Amendment No. 10 to the Registration Statement on Form 10 of EZJR, Inc., of our report dated October 12, 2010 (except for
Note 1, which is dated January 25, 2011 and Notes 3 and 10, which are dated March 9, 2011) on our audit of the restated financial statements of EZJR, Inc. as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2010 and 2009 (restated), and for the period from inception on August 14, 2006 through June 30, 2010 (restated), and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    April 5, 2011


        Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
           50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
              Phone: (888)727-8251 Fax: (888)782-2351

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